UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)     May 10, 2012

SMARTPAY EXPRESS, INC.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	333-120967 (Commission File Number)	20-1204606 (I.R.S. Employer Identification No.)
1315 Lawrence Avenue, East Suite 520 Toronto, Ontario Canada (Address of principal executive offices)		M3A 3R3 (Zip Code)

Registrant’s telephone number, including area code  (416) 510-8351

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	SmartPay Express, Inc.	Page 2

INFORMATION TO BE INCLUDED IN REPORT

Item 1:01	Entry into Definitive Material Agreement

On May 10, 2012 SmartPay Express, Inc. (the “company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Blue Waters Ventures of Key West, Inc., a Florida corporation (“Blue Water”).  Pursuant to the Asset Purchase Agreement, the Company will purchase substantially all the assets of Blue Water, which consists of assets related to its treasure and artifact recovery business. The Company will pay the purchase price for the assets by issuing 18,136,500 shares of the Company’s common stock, par value $0.001 per share.  The Asset Purchases Agreement is subject to certain contingencies as set forth in the Asset Purchase Agreement and described more fully in the Information Statement on Schedule 14-C filed with the Securities and Exchange Commission on May 10, 2012, as amended.
Also on May 10, 2012, the Company entered into an asset sale agreement (the “Asset Sale Agreement”) with Liu Shi Neng (the “Buyer”), for the sale of certain assets in the Company (the “Asset Sale”).  Pursuant to the Asset Sale Agreement, the Company will sell its entire interest in Eastern Concept Development Ltd. and its subsidiaries, Eastern Concept Corporate Consulting and Foshan Wanzhi Electron S&T Co., Ltd (collectively, “Eastern Concept Companies”).  The Buyer will pay the purchase price by assuming all the Company’s liabilities as of the closing date of the Asset Sale.  On the closing date of the Asset Sale, Buyer shall assume all Seller’s liabilities, other than liabilities relating to the Assets purchased from Blue Water.

Neither Blue Water nor Mr. Liu Shi Neng is or was an affiliate of the Company, directly or indirectly.

The foregoing descriptions of the terms of the Asset Purchase Agreement and the Asset Sale Agreement are qualified in their entirety by reference to the form of Asset Purchase Agreement and to the form of Asset Sale Agreement, which are attached as Exhibits 10.1 and 10.2 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

On May 10, 2012, the Company entered into the Asset Purchase Agreement as described in Item 1.01, above.  The Company will issue 18,136,500 shares of its common stock par value, $0.001 per share to purchase Blue Water assets. As a result upon the closing of the Blue Water Asset Purchase, voting control of the Registrant will be transferred to Blue Water or its assignees.  After the closing of the Asset Purchase, Blue Water or its assignees will own approximately 93.35% of the outstanding common shares of the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 10, 2012, stockholders of the Company holding  62.06% interest in the Common Stock of the Company par value $0.001 per share, acting by written consent, approved four proposals as set forth below, each of which is described more fully in the Company’s definitive information statement on Schedule 14-C filed with the Securities and Exchange Commission on May 10, 2012.

(1) Authorized, adopted and approved the execution, delivery and performance of the Asset Purchase Agreement, dated May 10, 2012  by and between the Company and Blue Water;

(2)         Authorized, adopted and approved the execution, delivery and performance of an Asset Sale Agreement, dated May 10, 2012 by and between the Company, as Seller and Liu Shi Neng, as the Buyer, and approved the sale of assets contemplated thereby;

(3)             Approved the filing of an amendment to the Company's Articles of Incorporation to change its name to  “Blue Water Ventures International, Inc.” immediately after the closing of the Asset Sale;, and

(4)       Approved the filing with the Financial Industry Regulatory Authority (“FINRA”) to change the Company’s trading symbol to BWVK, if available, from SPYE and to change the related cusip number for the symbol.

Form 8-K	SmartPay Express, Inc.	Page 3

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Description

10.1	Asset Purchase Agreement between the Company and Blue Water Ventures of Key West, Inc. dated May 10, 2012.
10.2	Asset Purchase Agreement between the Company and Liu Shi Neng dated May 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, SmartPay Express, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SMARTPAY EXPRESS, INC.

Dated: May 16, 2012	By: /s/ Michael Donaghy
Michael Donaghy –Interim CEO & President